                                 EXHIBIT 10.20


                    AUSTRALIA CINEMA MANAGEMENT PTY LIMITED



                                      AND



                                JOHN ROCHESTER



                                 SERVICE DEED

                                 SERVICE DEED



DEED dated May 7, 1996 between:

1. AUSTRALIA CINEMA MANAGEMENT PTY LIMITED (ACN 071 110 097) incorporated in New South Wales of Level 17, Chifley Tower, 2 Chifley Square, Sydney, New South Wales ("Company"); and

2.   JOHN ROCHESTER of 71 Mimosa Road, Turramurra, New South Wales ("Employee").

RECITALS

A. The Company has agreed to employ the Employee and the Employee has agreed to serve the Company on the terms of this Deed.

B. The Employee has agreed that he will at the request of the Company work for and perform service on behalf of any Group Member.

IT IS AGREED as follows.

I.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     BURGUNDY means Burgundy Two Pty Limited.

     GROUP means:

     (a)  Ward Cinemas;

     (b)  Burgundy; and

     (c) the Company and any Related Body Corporate from time to time.

     GROUP MEMBER means any member of the Group.

     INCENTIVE PAYMENT means the payment by the Company to the Employee under Clause 5.7 and Schedule 1.

     OPERATIVE DATE means 1 January 1996.

     RELATED BODY CORPORATE means, in relation to a body corporate, a body corporate which is:

     (a)  a holding company of the first-mentioned body;

     (b)  a subsidiary of the first-mentioned body; or


     (c) a subsidiary of a holding company of the first-mentioned body.

     RELEVANT GROUP MEMBER means each Group Member for whom the Employee may work or perform services from time to time.

     SHAREHOLDERS' AGREEMENT means the proposed agreement between Burgundy, Ward Cinemas, the Company, Robert Ward and Andrew Ward relating to Ward Cinemas and the Company.

     SUPERANNUATION FUND means a superannuation fund which is established by the Company and which is a COMPLYING SUPERANNUATION FUND as defined by the Superannuation Industry (Supervision) Act or any other relevant legislation.

     TERM means the period during which this Deed and the Employee's employment with the Company whether under Clause 8 or otherwise.

     TERMINATION DATE means the date of termination of the Employee's employment with the Company whether under Clause 8 or otherwise.

     TOTAL REMUNERATION means the amount of remuneration paid by the Company in respect of the Employee, being the amount set out in Clause 5.1(a), as adjusted from time to time under Clause 5.1(c).

     WARD CINEMAS means the proposed proprietary limited company to be established for the purpose of owning, developing and operating cinemas in areas other than the urban and suburban areas of Adelaide, Sydney, Brisbane, Melbourne, Perth and the Gold Coast.

1.2  INTERPRETATION

     Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

     (a)  The singular includes the plural and conversely.

     (b)  A gender includes all genders.

     (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

     (d) A reference to a Clause or Schedule is to a clause of or schedule to this Deed.

     (e) A reference to any party to this Deed or any other agreement or document includes the party's successors and permitted assigns.

     (f) A reference to conduct includes, without limitation, any omission, statement or undertaking, whether or not in writing.

     (g)  A reference to currency is to Australian currency.

     (h) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.



2.   TERM OF EMPLOYMENT

2.1  ENGAGEMENT

     The Company shall employ the Employee as Chief Executive Officer and the Employee shall serve the Company (or, if directed by the Company, one or more Group Members) in accordance with this Agreement during the Term.

2.2  TERM

     This Agreement, and the Employees' employment with the Company, will continue from the Operative Date for a period of 2 years after which it will be automatically renewed from year to year unless it is terminated by either party under Clause 8.

3.   EMPLOYEE'S OBLIGATIONS

3.1  POSITION

     The Employee shall perform the duties of Chief Executive Officer or any other position that may be agreed in writing between the Company and the Employee from time to time.

3.2  DUTIES OF EMPLOYEE

     The Employee shall, as Chief Executive Officer, during the Term, report to the Chairman of the Board and the Board of Directors of the Company and shall do the following:

     (a) Give the whole of his time, ability and attention in normal working hours, or when reasonably required outside those hours, to the business and affairs of the Company and any Relevant Group Member. The Employee will not be entitled to receive any remuneration for work performed outside ordinary business hours.

     (b) Faithfully and diligently perform the duties and exercise the powers consistent with his office that may be assigned to him by the Company or any Relevant Group Member from time to time.

     (c) Comply with all reasonable directions given to him by the Company or any Relevant Group Member.

     (d) Observe and comply with the provisions set out in any written policy, practice or procedure circulated by the Company or any Relevant Group Member from time to time.

     (e) Use his best endeavours to promote the interests of the Group.

     (f) Protect the property of the Group from theft, loss, damage or neglect and without delay give notice immediately to the Company or any Relevant Group Member or its responsible representatives of any theft, loss, damage or neglect of such property which may come to his knowledge.

4.   COMPETITION AND CONFIDENTIALITY DURING EMPLOYMENT

4.1  NO COMPETITION

     During the Term, the Employee shall not directly or indirectly be concerned or interested whether as principal, agent, partner, shareholder, director, employee or otherwise in any firm, corporation or entity involving the conduct of, or preparation for, any business in competition with, or of a similar nature to, any business for the time being carried on by the Company or any Group Member.

4.2  CONFIDENTIALITY

     During the Term, the Employee shall not, without the prior written consent of the Company or any Relevant Group Member, disclose or use any confidential information of any kind including, without limitation, any formula, process, method of manufacture, trade secret, record, data or any information concerning the business, affairs or customers of the Group which may come to his knowledge, except:

     (i)       disclosure or use in the proper course of the Employee's duties;

     (ii)      for information which is freely available to the public; or

     (iii) to the extent the Employee is required to disclose information by law or requirement of any regulatory body.

4.3  NO LIMITATION ON DUTIES OF EMPLOYEE

     Nothing in this Clause 4 limits the generality of the Employee's duties arising either in Clause 3 or otherwise.

5.   REMUNERATION AND BENEFITS

5.1  TOTAL REMUNERATION

     (a) The Employee's Total Remuneration will be $200,000.00 per annum which will comprise the following:

          (i) superannuation contributions by the Company or a Relevant Group Member under Clause 5.5;

          (ii) payment by the Company or a Relevant Group Member for any benefits (whether subject to fringe benefits tax or otherwise) which the Employee receives under Clause 5.2;

          (iii) payment of fringe benefits tax by the Company or a Relevant Group Member under Clause 5.6; and

          (iv) payment of the balance of the Remuneration to the Employee in equal monthly installments on or about the 15th day of each month (the PAYMENT DATE).

     (b) The Total Remuneration shall be inclusive of all payments made to or for the benefit of the Employee other than any payments made under Clauses 5.3, 5.4 or 5.7 which shall be in addition to the Total Remuneration.

     (c) The Company shall undertake a review of the Total Remuneration on each anniversary of the Operative Date. The amount of any increase in the Total Remuneration resulting from such review will be in the sole and absolute discretion of the Company. The Company shall not reduce the Total Remuneration on any such review.

5.2  APPLICATION OF TOTAL REMUNERATION

     The Employee may elect by notice to the Company to substitute any benefits which may be lawfully provided by the Company to the Employee for any part of the Total Remuneration and on receipt of a request from the Employee the company shall apply a part of the Total Remuneration to the provision of the requested benefits.

5.3  BONUS PAYMENTS

     In its sole and absolute discretion, the Company may make bonus payments to the Employee throughout the term of the Employee's employment.

5.4  TRAVEL AND EXPENSES

     The Company or any Relevant Group Member shall reimburse the Employee for all travelling and other out of pocket expenses properly incurred by the employee in or about its business. Those expenses must be evidenced in the manner that the company or the Relevant Group Member reasonably requires.

5.5  SUPERANNUATION

     The Employee shall be entitled to be a member of the Superannuation Fund. The Company or Relevant Group Member shall provide for contributions in respect of the Employee to the Superannuation Fund in accordance with the rules of that fund. The Company or a Relevant Group Member shall contribute the minimum level contribution required to satisfy the requirements of any relevant legislation.

5.6  FRINGE BENEFITS TAX

     The Company shall deduct from the Employee's remuneration by way of reimbursement all fringe benefits taxes associated with the provision of payments and reimbursements to the Employee, other than any fringe benefits tax payable in respect of a single car parking space in Sydney which will be paid by the Company.

5.7  INCENTIVE PAYMENT

     The Company shall pay the Employee the Incentive Payment under terms set out in Schedule 1.

6.   LEAVE ENTITLEMENTS

6.1  ANNUAL LEAVE

     The Company shall allow the Employee annual leave in accordance with the relevant legislative requirements.

6.2  SICK LEAVE

     The Company shall allow the Employee long service leave in accordance with the relevant legislative requirements.

6.3  LONG SERVICE LEAVE

     The Company shall allow the Employee long service leave in accordance with the relevant legislative requirements.

7.   IRREVOCABLE OFFER

     This Deed constitutes an irrevocable offer by the Employee to any Group Member to become a party to this Deed. A Group Member shall be taken to have accepted the offer and to be a party to this Deed if the Employee works for, or performs services on behalf of, that Group Member.

8.   TERMINATION

8.1  TERMINATION FOR BREACH BY EMPLOYEE

     The Company may immediately terminate this Deed by notice to the Employee in writing if the Employee at any time:

     (a) commits any serious breach or persistently breaches this Deed including, without limitation, intentional disobedience, dishonesty, serious or persistent breach of duty or serious or persistent neglect;

     (b) materially breaches this Deed and does not remedy that breach within two days after receiving notice from the Company specifying the breach;

     (c) commits an act of bankruptcy, is declared bankrupt or enters into any composition or arrangement with or makes any assignment of his property in favor of his creditors generally.

     (d) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under laws relating to mental health;

     (e) is convicted of a criminal offence which, in the reasonable opinion of the Company, will detrimentally affect any Group Member; or

     (f) has conducted himself in a manner which, in the reasonable opinion of the Company, will detrimentally affect any Group Member.

8.2  PAYMENT ON TERMINATION

     If the Employee's employment is terminated under Clause 8.1, the Company shall not be obliged to pay the Employee any moneys other than the following.

     (a) Any accrued remuneration to which the Employee is entitled to on Termination Date.

     (b) Any contributions to the Superannuation Fund due as at the Termination Date.

     (c) Any amount to which the Employee is entitled in lieu of unused annual leave.

     (d) Any amount to which the Employee is entitled under the relevant legislation relating to long service leave.

8.3  GENERAL TERMINATION

     (a) The Company may at any time and for any reason terminate the Employee's employment by giving one month's notice to the Employee.

     (b)  If the Company terminates the Employee's employment under paragraph
          (a), the Company shall pay the Employee the entitlements and the severance payment specified in paragraphs (c) and (d) respectively in accordance with those paragraphs.

     (c) On the expiry of the relevant notice period, the Company shall pay the Employee the following entitlements:

          (A) any payments or reimbursements which are owed to the Employee under this Deed; and

          (B) any amounts which are owed to the Employee under the relevant legislative requirements relating to annual leave and long service leave.

     (d) Commencing on the date which is one month after the date of expiry of the relevant notice period and monthly thereafter, the Company shall pay the Employee a termination payment as follows:

          (i) if the Company terminates the Employee's employment under paragraph (a) before the second anniversary of the Operative Date, the Company shall pay in 17 equal monthly installments the amount of $283,334.00 less:

               (A) any payments made to the Employee for long service leave; and

               (B) any additional payments which the Company is or becomes obliged to make to the Employee under any order or direction of any court, tribunal or other judicial or administrative body; or

          (ii) if the Company terminates the Employee's employment under paragraph (a) after the second anniversary of the Operative Date, the Company shall pay in 11 equal monthly installments the amount $183,334.00 less:

               (A) any payments made to the Employee for long service leave; and

               (B) any additional payments which the Company is or becomes obliged to make to the Employee under any order or direction of any court, tribunal or other judicial or administrative body.

     (e) Any outstanding entitlements under paragraph (d) will be accelerated and become immediately due and payable by the Company to the Employee if both of the following events occur:

          (i) both Reading Company and Craig Corporation withdraw from any material investment or involvement in the operations of all Group Members and their respective Relevant Body Corporates in Australia; and

          (ii) the Employee does not receive an offer of employment on terms no less favorable than those contained in this Deed from the purchaser (if any) of any Group Member.

     (f) The parties acknowledge that any payments made by the Company under this clause 8.3 are in the nature of additional consideration by the Company to the Employee for the Employee's covenants in clause 10.2.

     (g) The Employee may at any time and for any reason resign as Chief Executive Officer by giving four (4) months' notice to the Company.

8.4  SUSPENSION OF EMPLOYEE

     The Company may suspend the Employee on full pay for any period if the Company considers it in the best interests of the Company to do so.

8.5  NO CLAIM FOR COMPENSATION

     (a) If this Deed is terminated by the Company under Clause 8, the Employee will not be entitled to claim any amounts by way of retirement allowance or liquidated damages or any other payments as a consequence of termination except for the payments set out in Clauses 8.2 and 8.3.

     (b) Any payments by the Company under this Clause 8 shall be without prejudice to any rights or remedies the Company may have against the Employee and shall not constitute any admission of fact or liability.

8.6  TRANSFER OF SUPERANNUATION

     After termination of this Deed, subject to the terms of the trust deed and rules of the Superannuation Fund, the Company shall cause that the trustee of the Superannuation Fund transfers the Employee's entitlements under the

     Superannuation Fund to another superannuation fund nominated by the Employee or deals with then otherwise in accordance with relevant legislation.

8.7  SURVIVAL OF EMPLOYEE'S OBLIGATIONS ON TERMINATION

     Clause 8.5, 8.8, 8.9, 9 and 10 survive the termination of this Deed.

8.8  RETURN OF COMPANY PROPERTY

     (a) On termination of this Deed, the Employee shall immediately deliver to the Company all books, documents, papers, materials, credit cards, motor vehicles and other property of the Group which may then be in the Employee's possession or under his power or control.

     (b) At the request of the Company, the Employee shall sign a statutory declaration to the effect that:

          (i)  he has complied with paragraph (a); and

          (ii) he does not have in his possession or under his power or control any property of the Group.

     (c) If the Company requests a statutory declaration under paragraph (b), the Company may withhold any payments due to the Employee under this Clause until the Employee has complied with that paragraph.

8.9  RESIGNATION AS DIRECTOR

     Subject to the Shareholders' Agreement and at the request of the Company, the Employee shall resign from any office held by him on the board of any Group Member on the termination of his employment.

9.   AMALGAMATION OR RECONSTRUCTION

     The Employee will have no claim against the Company in respect of the termination of this Deed and shall not be entitled to any payment under Clause 8.3(d) if:

     (a) the Employee is terminated because of the liquidation of the Company for the purposes of amalgamation or reconstruction of the Group; and

     (b) the Employee is offered employment with any business of the Company or Group resulting from that amalgamation or reconstruction on terms not less favourable than the terms of the Deed.

10.  OBLIGATIONS OF EMPLOYEE AFTER EMPLOYMENT CEASES

10.1 CONFIDENTIALITY

     (a) Subject to paragraph (b), the Employee undertakes to the Company and each Relevant Group Member that her will not, at any time after his employment cease, in any manner directly or indirectly disclose or use any confidential information of any kind, including, without limitation, any formula, process, method of manufacture, trade secret, record, data or any information concerning the business, affairs or customers of the Company acquired by the Employee in the course of or in consequence of his employment whether before or after the date of this Deed.

     (b) Paragraph (a) does not apply to the disclosure of information which is freely available to the public, or disclosures required of the Employee by any applicable law or requirement of any regulatory body.

10.2 COVENANT NOT TO COMPETE

     The Employee covenants with the Company that, neither:

     (a)  the Employee, whether:

          (i)    directly or indirectly;

          (ii)   on hid own account;

          (iii) jointly with or on behalf of any other person or corporation as an officer, employee, independent contractor, partner, joint venturer or agent; or

          (iv) as principal, employee, partner, agent, director, or otherwise on any account or pretence;

     (b) any agent, independent contractor or employee while employed or engaged by him or by any firm or corporation in which he has a substantial interest whether that interest is legally enforceable or not; nor

     (c) any firm or corporation in which he may be interested as an employee, director, shareholder, beneficial owner or controller (whether that control can be legally enforced or not) of shares, lender or adviser or otherwise, shall:

     (1) carry on or be engaged or concerned in, any business in competition with, or of a similar nature to, any business being carried on by any Group Member as at the Termination
          Date: or

     (2) either on his own account or for any person, firm, company, organization, or entity solicit or endeavour to solicit or entice away from the Group any director or employee or any customer or supplier of the Group, for a period of 2 years after the Termination Date in any Australian state or territory in which any Group Member carries on business as at the Termination Date.

10.3 EXCEPTION

     Clause 10.2 shall not prevent the Employee from holding less than 5% of the issued capital of any company whose shares are listed on the Australian Stock Exchange Limited.

10.4 REMEDIES

     The Employee acknowledges that the remedy at law for breach of Clause
     10.1 or 10.2 would be inadequate and that temporary and permanent relief by way of injunction against him may be granted in any proceedings which the Company or any Relevant Group Member or any persons on its behalf may bring to enforce any of the provisions of that Clause without the necessity of proof of actual damage suffered by the Company or any Relevant Group Member as the case may be.

10.5 PROTECTION OF GOODWILL

     The Employee acknowledges that having regard to his duties with the Group, his undertakings in Clauses 10.1, 10.2 and 10.3 are reasonable and necessary for the protection of the goodwill of the Group.

11.  SET-OFF

     On termination of his employment, the Employee authorizes each Relevant Group Member to set-off against and deduct from all or any amounts payable to the Employee, any amount owing by the Employee to that Group Member on any account.

12.  GOVERNING LAW

     This Deed is governed by the laws of New South Wales. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

13.  NO WAIVER

     No failure to exercise and no delay in exercising any right, power or remedy under this Deed will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of hat or any other right, power or remedy.

14.  NOTICES

     Any notice required to be given under this Deed by any party to another shall be in writing addressed to the intended recipient at the address last notified by the intended recipient to the party giving notice.

15.  SEVERANCE

     Any provision of this Deed which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or enforceability of that provision in any other jurisdiction.

16.  ASSIGNMENT

     The rights and obligations of each party under this Deed are personal.
     They cannot be assigned, charged or otherwise dealt with and no party shall attempt or purport to do so, without the prior written consent of the parties.

17.  AMENDMENT

     This Deed may be amended only by an instrument in writing executed by or on behalf of both parties.

18.  ENTIRE DEED

     This Deed contains the entire agreement of the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and superseded all earlier conduct by the parties with respect to its subject matter.

EXECUTED AS A DEED IN SYDNEY



EXECUTED FOR AND ON BEHALF
OF AUSTRALIA CINEMA MANAGEMENT
PTY LIMITED BY                                     /s/ James J. Cotter
                                                 ------------------------------
                                                 Signature

                                                   Director
                                                 ------------------------------
                                                 Office held

    /s/ S. Craig Tompkins
- --------------------------------
Witness

    S. Craig Tompkins                    Corporate Seal
- -------------------------------
Print name

SIGNED SEALED and DELIVERED    )
by JOHN ROCHESTER                               /s/ B. John Rochester
                                             ------------------------------
in the presence of:            )             Signature


         /s/ C. S. Ward
- --------------------------------
Witness

         C. S. Ward
- --------------------------------
Print name

                                  SCHEDULE 1

                        INCENTIVE PAYMENT (CLAUSE 5.7)


1.   OBLIGATION TO PAY THE INCENTIVE PAYMENT

(a) As long as this Deed has not been terminated earlier, on or at any time after the fourth anniversary of the Operative Date, the Employee may elect by notice to the company to receive the Incentive Payment. On the Company's receipt of that notice, the Employee will be entitled to payment of the Incentive Payment within one hundred and twenty (120) days after the end of the applicable Calculation Period.

(b) If the Company terminated the Employee's engagement under Clause 8.3 before the fourth anniversary of the Operative Date for any reason other than for cause the Employee will still be entitled to payment of the Incentive Payment within one hundred and twenty (120) days after the end of the applicable Calculation Period.

(c) The Incentive Payment shall be calculated in accordance with the formula set out in Clause 2 of this Schedule 1.

2.   INCENTIVE PAYMENT FORMULA

The formula for calculating the Incentive Payment is:

     IP = 1.0% X [(6 X CF) - (C + D)]

where:

IP means Incentive Payment;

CF means the operating income of all Included Burgundy Cinemas during Calculation Period less that part of the Company's general and administrative expenses which are Allocable to the Included Burgundy Cinemas;

C means the value of that part of the shareholder's funds of the Burgundy Two as at the end of the Calculation Period which is Allocable to Included Burgundy Cinemas;

D means the value of that part of the net debt incurred by Burgundy Two during the Calculation Period which is Allocable to Included Burgundy Cinemas;

ALLOCABLE means that prorata portion determined by multiplying the amount to be allocated by a fraction, expressed as a percentage, the numerator of which is the average number of screens in Included Burgundy Cinemas and the denominator of which is the total average number of screens in all cinemas owned, directly or indirectly, by Burgundy Two during the Calculation

Period. In the case of less than wholly owned Affiliates, the number of screens owned by such Affiliates multiplied by the percentage ownership held by Burgundy Two, or by one or more of its wholly owned Affiliates. For the purpose of determining the average number of screens, no screen will be included with respect to any time period during which it is not open for business. In the case of determining as appropriate allocation of debt:

(a) the entirety of any debt and all of the screens of any Affiliate will be included, whether or not such Affiliate is less than wholly owned by Burgundy Two, to the extent that Burgundy Two or any of its parents or Affiliates are liable for such debt;

(b) guarantees will be treated the same as debt to the extent of the amount guaranteed; and

(c) intercompany debt will be treated in a manner which avoids double counting of such indebtedness.

BURGUNDY TWO means Burgundy Two Pty Limited of Level 17, The Chifley Square, Sydney NSW 2000.

CALCULATION PERIOD means the twelve (12) month period ending on either:

(a) if the Employee notifies the Company under Clause 1(a) of this Schedule 1, the last day of the fiscal year in which the Company receives such notice; or

(b) if the Company terminates the Employee's employment under Clause 8.3 before the fourth anniversary of the Operative Date, then, at the Employee's election (such election to be given in writing to the Company within sixty
     (60) days after the Employee has been given notice under Clause 8.3 by the Company), either:

     (i) the last day of the fiscal year in which the Company's termination of the Employee's employment is effective; or

     (ii) the last day of the fiscal year in which the fourth anniversary of the Operative Date would have fallen.

INCLUDED BURGUNDY CINEMAS means the cinemas in which Burgundy Two holds, directly or indirectly through one or more Affiliates, a freehold or leasehold interest at any time during the Calculation Period, other than cinemas which were acquired as a part of a chain of 15 or more screens.